Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10–KSB of our report dated March 29, 2001 into the Company’s previously filed registration statements on Form S–8 (File Nos. 33–27291, 33–77874, 33–78984, 33–82720, 333–00261, 333–67623, and 333–44334). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/Arthur Andersen LLP
Arthur Andersen LLP

San Jose, California
March 19, 2002